SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2011

ALUMIFUEL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-57946	88-0448626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7315 East Peakview Avenue

Englewood, Colorado 80111

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2011, AlumiFuel Power Corporation (the “Company” or “AlumiFuel”) filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada, pursuant to which the Company increased the authorized capital stock of the Company from 510,000,000 shares to 1,510,000,000 shares, of which 10,000,000 shares may be preferred stock having the voting powers, designations, preferences, limitations, restrictions and relative rights as determined by the board of directors from time to time.

Effective August 9, 2011, the stockholders of the Company through a written consent executed by stockholders holding a majority of the outstanding shares of the Company’s common stock entitled to vote, adopted and approved the Amended and Restated Articles of Incorporation, which were adopted by the Company’s board of directors on July 12, 2011.

A copy of the Amended and Restated Articles of Incorporation are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits.

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation of AlumiFuel Power Corporation (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUMIFUEL POWER CORPORATION
Date: August 30, 2011	By: /s/ Thomas B. Olson Thomas B. Olson, Secretary